Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Riverview Financial Corporation

We consent to the incorporation by reference in the registration statements (No. 333-210378, 333-207953 and 333-203544) on Form S-8 of Riverview Financial Corporation of our report dated March 14, 2019, with respect to the consolidated financial statements of Riverview Financial Corporation as of and for the year ended December 31, 2018, which report appears in Riverview Financial Corporation’s 2019 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman, LLP

Gaithersburg, Maryland
March 16, 2020

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